ARC WBPCFL0001, LLC
ARC WBPBFL0001, LLC

AGREEMENT FOR TRANSFER
OF MEMBERSHIP INTERESTS

THIS AGREEMENT FOR TRANSFER OF MEMBERSHIP INTERESTS (this “Agreement”) entered into as of August ___, 2008 between ARC GROWTH FUND I, LLC, a Delaware limited liability company (“Seller”), and AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Buyer”).

STATEMENT OF PURPOSE

Seller is the sole member of ARC WBPCFL0001, LLC ("Palm Coast"), and ARC WBPBFL0001, LLC ("Pompano Beach"), each a Delaware limited liability company (each a “Company”, together the "Companies"). Palm Coast is a single-purpose entity created for the purpose of owning, operating and managing that certain tract or parcel of land more particularly described in Exhibit “A-1” attached hereto (the “Palm Coast Land”) and those certain improvements commonly known as 175 Cypress Point Parkway, Palm Coast, FL. Pompano Beach is also a single-purpose entity created for the purpose of owning, operating and managing the tracts or parcels of land more particularly described in Exhibit “A-2” attached hereto (collectively, the “Pompano Beach Land”, together with the Palm Coast Land, the "Land") and those certain improvements commonly known as 289 South Pompano Parkway, Pompano Beach, FL.

Palm Coast currently leases the Palm Coast Land and improvements located thereon to National City Bank (the “Tenant”), pursuant to that certain lease agreement more particularly described in Exhibit “B-1” attached hereto (the “Palm Coast Lease”).

Pompano Beach currently leases the Pompano Beach Land and improvements located thereon to Tenant pursuant to that certain lease agreement more particularly described in Exhibit “B-2” attached hereto (the “Pompano Beach Lease” together with the Palm Coast Lease, the "Leases").

Buyer desires to purchase from Seller, and Seller desires to sell and transfer all of its right, title and interest in and to the Companies to Buyer subject to the terms and provisions of this Agreement.

AGREEMENT

1. Transfer of Membership Interests. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of Seller’s right title and interest in and to Seller’s membership interests in the Companies (each a “Membership Interest” and collectively, the “Membership Interests”), as set forth in the Limited Liability Company Agreements for each Company, copies of which are attached hereto as Exhibits “C-1” and “C-2”, respectively.

2. Representations and Warranties of Seller. Seller represents and warrants to Buyer as of the date hereof and as of the Closing as follows:

(a) Ownership of Membership Interests. Seller is the sole owner of the Membership Interests. Seller owns the Membership Interests free and clear of all liens, encumbrances, claims or restrictions on transfer or voting, other than restrictions on transfer imposed by the terms of the Loan, and federal and state securities laws. At all times between the date of formation of the Companies and the Closing Date, Seller has constituted and shall constitute the sole holder of the Membership Interests.

(b) Authority of Seller. Subject to obtaining the consent of Lender (as hereinafter defined) to the transaction contemplated by this Agreement (the “Transaction”), Seller has the right, power and authority to enter into this Agreement and to consummate the Transaction. This Agreement is a valid and legally binding obligation of Seller, enforceable in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally, and except as enforcement is subject to the laws of equity. Subject to obtaining Lender’s consent to the Transaction, the execution by Seller of this Agreement and consummation of the Transaction does not, and as of the Closing will not, result in the breach of any of the terms and provisions of, or constitute a default under any document to which Seller or the Company is a party.

(c) Assets of the Company. The assets of each Company are more particularly described in Exhibits "D-1" and "D-2", respectively, attached hereto (each a "Property", and collectively, the "Properties").

(d) The Loan. Seller represents and warrants that the Properties are encumbered by that certain loan in the principal amount of up to $32,000,000.00 (the “Loan”) by KBC Bank, N.V. (together with its successors and assigns, the “Lender”).

(e) Due Formation of Seller. Seller is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware.

(f) The Membership Interests. The Membership Interests comprises all of the economic interest in the Companies.

(g) Bankruptcy. Neither Seller nor either of the Companies are the subject of or a party to any state or federal bankruptcy or insolvency proceeding. Neither Seller nor either of the Companies is contemplating either (i) the filing of a petition by it under any state or federal bankruptcy or insolvency laws, or (ii) the liquidation of all or a major portion of the assets of Seller or either of the Companies.

(h) Due Formation of Companies. The Companies are limited liability companies duly organized, validly existing and in good standing under the laws of the State of Delaware and qualified to do business in, and in good standing under the laws of the State of Florida. The Companies have not transacted business in any state other than the State of Florida. The Companies have the requisite power and authority to conduct their business as now conducted and to own their respective Property.

(i) Litigation. There are no pending or, to Seller’s knowledge, threatened or contemplated actions, suits, proceedings, arbitrations, claims or governmental investigations which affect, or may affect, the Companies or the Properties or the Membership Interests.

(j) FIRPTA. Seller is not a “foreign person” as defined in Section 1445(f)(3) of the Internal Revenue Code.

The representations and warranties contained in this Section 2 shall survive the Closing for a period of six (6) months following the Closing. Except as expressly provided otherwise in this Section 2, the remaining representations and warranties contained in this Section 2 shall survive the Closing.

To the extent that Seller makes representations and warranties “to Seller’s knowledge” or the like, such representations and warranties are made without due inquiry and are limited solely to the knowledge of William Kahane. William Kahane shall not have any liability hereunder in connection with such representations or warranties.

3. Representations and Warranties of the Buyer. Buyer hereby represents and warrants to Seller, that:

(a) Authority of Buyer. Buyer is a limited partnership validly existing and in good standing under the laws of the State of Delaware. Buyer has the right, power and authority to enter into this Agreement and to consummate the Transaction. This Agreement is a valid and legally binding obligation of Buyer, enforceable in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally, and except as enforcement is subject to the laws of equity. The execution by Buyer of this Agreement and consummation of the Transaction does not, and, as of the Closing, will not, result in the breach of any of the terms and provisions of, or constitute a default under any document to which Buyer is a party.

(b) Litigation. There are no pending or, to Buyer’s knowledge, threatened or contemplated actions, suits, proceedings, arbitrations, claims or governmental investigations which affect, or may affect, the ability of the Buyer to consummate the Transaction contemplated hereby.

(c) Consents and Approvals. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not require any consent, approval, authorization or other action by, or declaration, filing or registration with, or notification to, any governmental agencies or bodies.

Except as expressly provided otherwise in this Section 3, the representations and warranties contained in this Section 3 shall survive the Closing.

4. Purchase Price. The total purchase price (the “Purchase Price”) to be paid by Buyer to Seller for the Membership Interests shall be SIX MILLION SIX HUNDRED SIXTY THREE THOUSAND SEVEN HUNDRED EIGHTY SIX AND NO/100 DOLLARS ($6,663,786.00), of which $3,000,000.00 shall be allocated to the purchase of Palm Coast's Membership Interests, and $3,663,786.00 shall be allocated to the purchase of Pompano Beach's Membership Interests. The total Purchase Price shall be payable as follows:

(a) By cash or immediately available funds, or by check subject to collection, to the order of Chicago Title Insurance Company (in this capacity, “Escrow Agent”) located at Suite 2550, 1601 Market Street, Philadelphia, PA 19103, Attention: Edwin G. Ditlow, Tel: (215) 568-4889, Fax: (215) 568-4880, in the amount of THREE HUNDRED THIRTY THREE THOUSAND ONE HUNDRED NINETY AND NO/100 DOLLARS ($333,190.00) (the “Deposit”), simultaneously with the execution and delivery of this Agreement by Buyer to Seller to be held in accordance with the terms of this Agreement and Escrow Agent’s standard escrow instructions. The Deposit shall be non-refundable.

(b) By unendorsed bank check or certified check to the order of Escrow Agent, drawn on a bank that is a member of the New York Clearing House Association, or, at Seller’s option, by wire transfer of immediately available funds for the difference between the Purchase Price minus the Deposit on the Closing Date for the balance of the Purchase Price, subject to adjustment as hereinafter provided, on the Closing Date.

5. Conditions Precedent. Seller’s obligation to Close is contingent upon Seller having obtained the written approval of Lender to the Transaction.

6. Closing and Closing Date. The consummation of the transfer by Seller to Buyer of the Membership Interests (the “Closing”) shall take place through escrow at the offices of Escrow Agent on the later of (i) September 15, 2008 or (ii) the date which is three (3) business days after the Lender approves the Transaction (oral confirmation by Lender with written confirmation by Lender being delivered at Closing shall be deemed sufficient) (the “Closing Date”). TIME BEING OF THE ESSENCE WITH RESPECT TO THE CLOSING DATE.

7. Liabilities of the Companies. Buyer acknowledges the existence of the liabilities of the Companies under the Permitted Exceptions (as defined in Section 8 herein) and the Leases, and provided that the Transaction closes in accordance with Section 6 herein, agrees to accept the Membership Interests and the Properties subject to all the terms and conditions contained in the Permitted Exceptions and the Leases.

8. Title to the Property. At the Closing, the Companies shall hold fee simple title to the Land and Improvements, respectively, subject only to exceptions to title described in the title insurance policies (the “Permitted Exceptions”) and real estate taxes, sewer charges and assessments which are a lien but not yet due and payable.

9. Closing Costs. Subject to the limitations set forth below, Seller shall pay deed transfer and/or stamp taxes, if any. All charges and expenses relating to any loan secured by the Properties obtained after the Closing shall be payable by Buyer. Escrow fees payable to Escrow Agent shall be split 50/50 between Seller and Buyer. Each party shall pay its own legal and attorneys’ fees.

10. Proration. Net rent due under the Leases, to the extent the same is payable upon the Closing (computed as accrued Basic Rent (as defined in the Lease) shall be apportioned as of the date of the Closing. No other apportionments shall be made at the Closing.

11. No Other Representations. Except for the representations and warranties of Seller in this Agreement, it is expressly agreed that Buyer shall accept the Properties, in their present condition, “AS IS”, “WHERE IS” and “WITH ALL FAULTS”, subject to all patent and latent defects and faults, if any, with no representation or warranty by Seller as to the fitness, suitability, merchantability, habitability, or usability, including but not limited to, (a) the quality or condition of all improvements and the real property, including without limitation, the water, soil and geology, (b) any construction defects, errors, omissions or on account of any other conditions affecting the Land and Improvements, (c) the manner of operating the Land or Improvements and the expenses related thereto, (d) the compliance of the Land or Improvements with any laws, rules, ordinances or regulations of any governmental body; and (e) the nature and extent of any recorded servitudes, rights-of-way, leases, possession, liens, encumbrances, licenses, reservations, conditions or otherwise.

12. Brokers Fees. Seller and Buyer represent and warrant each to the other that they have not dealt with any broker or realtor in connection with the Transaction. In the event of a breach of the foregoing warranties, the breaching party agrees to save, defend, indemnify and hold harmless the non breaching party from and against any claims, losses, damages, liabilities and expenses, including but not limited to attorneys’ fees.

13. Closing Documents.

(a) At Closing, Seller shall deliver to Escrow Agent the following:

(i) A duly executed Assignment and Assumption of Membership Interest for each Company in the form attached hereto as Exhibit “E” to this Agreement;

(ii) A certification in a form reasonably acceptable to Buyer, that Seller is not a foreign person;

(iii) Such documents as Buyer’s counsel may reasonably request to evidence Seller’s authority to execute and perform under this Agreement and to execute and deliver all documents assigning the Membership Interests to Buyer;

(iv) Such documents described in this Agreement to be executed by Seller, and deliver such other documents and papers which may be reasonably necessary to the consummation of the Transaction as may be reasonably requested by Buyer, or its respective counsel;

(v) Certificates of Good Standing for each Company and Certificates of Authority from each state where the Companies are qualified to do business in;

(vi) Copies of the Certificate of Formation and Operating Agreement together with all modifications and amendments thereto for each Company, certified as true and correct by an authorized officer of Seller;

(vii) The original Limited Liability Company Agreement for each Company to which a certification from an authorized officer of Seller shall be attached stating that the Limited Liability Company Agreements have not been modified or amended except in requested herein;

(viii) The original Title Insurance issued by First American Insurance Company for each Property; and

(ix) Notice to Tenant notifying Tenant of this Transaction;

(b) At closing, Buyer shall:

(i) Deliver to Escrow Agent the balance of the Purchase Price;

(ii) Deliver to Seller such documents as Seller or Seller’s respective counsel, may reasonably request to evidence Buyer’s authority to execute and perform under this Agreement;

(iii) Deliver to Seller a duly executed Assignment and Assumption of Membership Interest for each Company; and

(iv) Such documents described in this Agreement to be executed by Buyer, and deliver such other documents and papers which may be reasonably necessary to the consummation of the Transaction as may be reasonably requested by Seller, Seller’s respective counsel.

14. Default and Remedies.

(a) In the event Seller defaults or willfully fails to perform any of the conditions or obligations of Seller under this Agreement and provided Buyer has performed all of its obligations hereunder required to be performed as of the date of Seller’s breach, Buyer, as Buyer’s sole and exclusive remedy, shall have the right to declare this Agreement terminated and, upon such termination (in which event Escrow Agent shall return the Deposit to Buyer), the parties shall have no further rights, liabilities or obligations with respect to this Agreement.

(b) In the event that the terms and conditions of this Agreement have been satisfied by Seller and Buyer fails to close on this Agreement within the time limits set forth, Seller, as Sellers sole and exclusive remedy, shall be entitled to retain the Deposit as liquidated damages and declare this Agreement terminated, the parties shall have no further rights, obligations or liabilities with respect to this Agreement.

15. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when deposited in the United States mail, registered or certified mail, postage prepaid, return receipt requested, or when faxed or deposited with a nationally recognized overnight courier service for next day delivery, and addressed to each party as set forth below. Either party may, from time to time, designate a different address to which notices shall be sent.

To Seller:

ARC GROWTH FUND I, LLC
405 Park Avenue, 15th Floor
New York, New York 10022
Telephone: (212) 415-6500
Fax No.: (212) 421-5799

To Buyer:

AMERICAN REALTY CAPITAL OPERATING
PARTNERSHIP, L.P.
106 Old York Road
Jenkintown, Pennsylvania 19046
Telephone: (215) 887-2189
Fax No.: (215) 887-2585

16. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the laws of Delaware.

(b) This Agreement and the attached Exhibits contain the entire understanding and agreement by and between the parties with respect to the subject matter of this Agreement and all prior or contemporaneous oral or written agreements or instruments are merged in this Agreement and no amendment to this Agreement shall be effective unless the same is in writing and signed by the parties hereto.

(c) The parties hereby designate Buyer’s attorney as the responsible party for filing a Form 1099 (or other substitute, additional or replacement forms) reporting this transaction to the Internal Revenue Service and agree to furnish such party with all information necessary to permit such party to file the same.

(d) This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors, executors, administrators and permitted assigns.

(e) Each party represents and warrants to the other party that the execution of this Agreement and any other documents required or necessary to be executed pursuant to the provisions of this Agreement are valid, binding obligations and are enforceable in accordance with their terms.

(f) The captions and headings throughout this Agreement are for convenience and reference only and the words contained therein shall in no way be held to define or add to the interpretation, construction or meaning of any provision of this Agreement.

(g) This Agreement may not be changed orally, but only by an agreement in writing signed by both Buyer and Seller. No waiver of any of the provisions to this Agreement shall be valid unless in writing and signed by the party against whom such waiver is sought to be enforced.

(h) In the event either party shall bring any action or proceeding pursuant to this Agreement, the prevailing party therein shall be entitled to recover its costs and expenses in such action or proceeding, including reasonable attorneys’ fees. The provisions of this subparagraph (g) shall survive the Closing or early termination of this Agreement.

(i) This Agreement shall not be assignable without the consent of the Seller which may be withheld or granted in its sole discretion; provided, however, nothing herein shall prevent Buyer from assigning this Agreement to an Intermediary (as hereinafter defined) or to an entity which is owned or controlled by or commonly controlled with Buyer, or the Intermediary. Buyer shall nevertheless have the right with notice to Seller to assign this Agreement or its right to purchase the Company to an entity owned by, controlled by or under common control with Buyer. In no event shall any assignment of this Agreement release or discharge Buyer from any liability or obligation hereunder.

(j) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. Delivery of executed facsimile counterparts of this Agreement shall be deemed effective delivery hereof.

17. NO ATTORNEY CLIENT RELATIONSHIP/NO TAX ADVICE. BUYER ACKNOWLEDGES THAT SELLER HAS NOT HELD ITSELF OUT AS ENGAGED IN THE PRACTICE OF LAW OR ACCOUNTING AND HAS NOT ESTABLISHED, DIRECTLY OR INDIRECTLY, AN ATTORNEY-CLIENT OR ACCOUNTANT-CLIENT RELATIONSHIP WITH SELLER, OR ANY OF SELLER’S OFFICERS, DIRECTORS, MANAGERS, AGENTS, EMPLOYEES OR REPRESENTATIVES (INCLUDING, WITHOUT LIMITATION, SELLER’S LEGAL COUNSEL) (COLLECTIVELY, “SELLER’S PARTIES”). IT IS UNDERSTOOD AND AGREED THAT ANY REPRESENTATIONS OR STATEMENTS MADE BY SELLER OR ANY OF SELLER’S PARTIES REGARDING LEGAL OR TAX CONSEQUENCES MAY NOT BE USED OR RELIED UPON BY BUYER. BUYER REPRESENTS THAT IT HAS EITHER OBTAINED LEGAL COUNSEL AND TAX ADVICE PRIOR TO ENTERING INTO THIS AGREEMENT OR IT HAS ITSELF DEEMED IT UNNECESSARY TO SEEK SUCH ADVICE. SELLER SHALL NOT BE HELD RESPONSIBLE FOR ANY FAILURE OF BUYER TO SEEK AND OBTAIN LEGAL AND TAX ADVICE.

18. Recordation. Neither this Agreement nor any memorandum hereof may be recorded or filed. Any attempted recordation of this Agreement or a memorandum hereof shall render it null and void with Seller entitled to retain the Deposit paid hereunder.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives.
SELLER

ARC GROWTH FUND I, LLC,
a Delaware limited liability company

By:
	Name:	William Kahane
	Title:	President

BUYER

AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	American Realty Capital Trust, Inc., its general partner

By:
	Name:	Brian Block
	Title:	Chief Financial Officer

SCHEDULE OF EXHIBITS

Exhibit A-1	Description of the Palm Coast Land

Exhibit A-2	Description of the Pompano Beach Land

Exhibit B-1	The Palm Coast Lease

Exhibit B-2	The Pompano Beach Lease

Exhibit C-1	Limited Liability Company Agreement of ARC WBPCFL0001, LLC

Exhibit C-2	Limited Liability Company Agreement of ARC WBPBFL0001, LLC

Exhibit D-1	The Palm Coast Property

Exhibit D-2	The Pompano Beach Property

Exhibit E	Form of Assignment and Assumption of Membership Interest

EXHIBIT “A-1”

Description of the Palm Coast Land

Lot 7, Southwest Quadrant Phase I, according to the plat thereof, as recorded in Plat Book 29, Pages 94 and 95, of the Public Records of Flagler County, Florida.

EXHIBIT "A-2"

Description of the Pompano Beach Land

All of Tract B of PALM-AIRE MARKETPLACE, according to the Plat thereof recorded in Plat Book 164, Page 35, of the Public Records of Broward County, Florida.

EXHIBIT “B-1”

The Palm Coast Lease

Lease dated as of June 30, 2008, between American Realty Capital II, LLC (predecessor in interest to ARC WBPCFL0001, LLC), as landlord, and National City Bank, as tenant, as assigned by that certain Assignment and Assumption of Lease dated as of July, 2008 by American Realty Capital II, LLC, as assignor, to ARC WBPCFL0001, LLC, as assignee, as further amended by letter agreement dated August 22, 2008 from National City Bank to ARC WBPCFL0001, LLC, and further by that certain Commencement Date Certificate dated as of August 22, 2008.

EXHIBIT “B-2”

The Pompano Beach Lease

Lease dated as of July 23, 2008, between ARC WBPBFL0001, LLC, as landlord, and National City Bank, as tenant.

EXHIBIT “C-1”

Limited Liability Company Agreement for ARC WBPCFL0001, LLC

[TO BE ATTACHED]

EXHIBIT “C-2”

Limited Liability Company Agreement for ARC WBPBFL0001, LLC

[TO BE ATTACHED]

EXHIBIT “D-1”

Palm Coast Property

With respect to ARC WBPCFL0001, LLC (collectively, the "Palm Coast Property"):

(a) All of the Palm Coast’s interest as fee owner of the Palm Coast Land;

(b) Subject to the terms of the Palm Coast Lease, all improvements and fixtures now located on the Palm Coast Land including, without limitation, any and all other buildings, structures, parking areas, landscaping improvements and other amenities currently located on the Palm Coast Land (collectively, the "Palm Coast Improvements");

(c) Subject to the terms of the Palm Coast Lease, all personal property, if any, now owned or hereafter acquired by Palm Coast and located on or to be located on or in or used in connection with the Palm Coast Land and Palm Coast Improvements (collectively, the "Palm Coast Personal Property");

(d) All of the Palm Coast's interest, if any, in any intangible property now or hereafter owned by the Palm Coast and used in connection with the Palm Coast Land, the Palm Coast Improvements and the Palm Coast Personal Property, including, without limitation, the following: (A) all existing warranties and guaranties issued in connection with the Palm Coast Property; and (B) all existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Palm Coast Property, including, without limitation, the right to use any name or trade name associated with any of the foregoing (collectively, the “Palm Coast Intangible Property”).

(e) All of the Palm Coast's right, title and interest as landlord under the Lease, including any and all rents, charges, and claims of landlord thereunder, tenant estoppel certificates, reimbursement rights, and the like (collectively, the “Palm Coast Lease Rights”).

EXHIBIT “D-2”

Pompano Beach Property

With respect to Pompano Beach (collectively, the "Pompano Beach Property"):

(a) All of the Pompano Beach’s interest as fee owner of the Pompano Beach Land;

(b) Subject to the terms of the Pompano Beach Lease, all improvements and fixtures now located on the Pompano Beach Land including, without limitation, any and all other buildings, structures, parking areas, landscaping improvements and other amenities currently located on the Pompano Beach Land (collectively, the "Pompano Beach Improvements", together with the Palm Coast Improvements, the "Improvements");

(c) Subject to the terms of the Pompano Beach Lease, all personal property, if any, now owned or hereafter acquired by Pompano Beach and located on or to be located on or in or used in connection with the Pompano Beach Land and Pompano Beach Improvements (collectively, the "Pompano Beach Personal Property", together with the Palm Coast Personal Property, the "Personal Property");

(d) All of the Pompano Beach's interest, if any, in any intangible property now or hereafter owned by the Pompano Beach and used in connection with the Pompano Beach Land, the Pompano Beach Improvements and the Pompano Beach Personal Property, including, without limitation, the following: (A) all existing warranties and guaranties issued in connection with the Pompano Beach Property; and (B) all existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Pompano Beach Property, including, without limitation, the right to use any name or trade name associated with any of the foregoing (collectively, the “Pompano Beach Intangible Property”, together with the Palm Coast Intangible Property, the "Intangible Property").

(e) All of the Pompano Beach's right, title and interest as landlord under the Pompano Beach Lease, including any and all rents, charges, and claims of landlord thereunder, tenant estoppel certificates, reimbursement rights, and the like (collectively, the “Pompano Beach Lease Rights”, together with the Palm Coast Lease Rights, the "Lease Rights").

EXHIBIT “E”

Assignment and Assumption of Membership Interest

THIS ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST (“Assignment”) is entered into as of __________, 2008 by and among ARC GROWTH FUND I, LLC (“Transferor”), and AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P. (“Transferee”).

RECITALS:

A. ARC _________, LLC, a Delaware limited liability company (the “LLC”), was formed pursuant to a Limited Liability Company Agreement dated as of _____________ (the “LLC Agreement”), executed by Transferor, as the sole member of the LLC.

B. Pursuant to Section 8.1 of the LLC Agreement Transferor desires to assign and transfer one hundred percent (100%) of its Membership Interest (as such term is defined in the LLC Agreement) in the LLC, as the sole Member (as such term is defined in the LLC Agreement) in the LLC to Transferee and to admit Transferee as a Member of the LLC (the “Transaction”).

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Assignment and the LLC Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All terms used herein which have their initial letter capitalized which have been specially defined in the LLC Agreement shall have the same meaning herein as set forth in the LLC Agreement, unless expressly provided otherwise herein.

2. Assignment. Transferor does hereby assign and transfer unto Transferee one hundred percent (100%) of its Membership Interest in the LLC, which Membership Interest constitutes the entire ownership interest outstanding in the LLC. By execution of this Assignment, Transferee intends to become the sole Member of the LLC. Transferee hereby accepts the assignment and transfer of such Membership Interest in the LLC from Transferor, and does hereby ratify, accept, adopt and agree to and hereby agrees to be bound by, all of the terms and provisions of the LLC Agreement, and such Transferee hereby assumes all obligations, responsibilities, duties, liabilities and costs of a Member accruing or becoming due from and after the date hereof. The Transferor, as the Member of the LLC, hereby approves Transferee and the transfer of the Membership Interest belonging to the Transferor to Transferee. Transferee is hereby admitted as a Member with respect to the Membership Interest so transferred, and from and after the execution and delivery of this Assignment, Transferee shall be the sole Member of the LLC under the LLC Agreement.

3. Counterparts. To facilitate execution, this instrument may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this instrument to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

4. Severability. Any provision of this Assignment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5. Successors and Assigns. All covenants and agreements contained herein shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns. Any request, notice, direction, consent, waiver, or other writing or action by the Managers or the Members prior to the date hereof shall bind each of its or their successors and assigns.

6. No Amendments. Except as amended hereby, the LLC Agreement shall not be amended and shall remain in full force and effect in accordance with its terms.

7. Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MEANS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

[SIGNATURES TO APPEAR ON THE FOLLOWING PAGES]

EXECUTED as of the date first above written.

TRANSFEROR:

ARC GROWTH FUND I, LLC,

By:
	Name:	William Kahane
	Title:	President

TRANSFEREE:

AMERICAN REALTY CAPITAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	American Realty Capital Trust, Inc., its general partner

By:
	Name:	Brian Block
	Title:	Chief Financial Officer